EXHIBIT 99.2

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(915) 534-1530	(915) 534-1535

WESTERN REFINING TO PARTICIPATE IN INVESTOR MEETINGS

EL PASO, Texas – January 4, 2012 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will be conducting one-on-one investor meetings at the US Independent Refining Conference hosted by Deutsche Bank on January 5, 2012 in Boston, Massachusetts.  The meeting materials will be available beginning Thursday, January 5, 2012, on the Investor Relations section of Western Refining’s website at www.wnr.com.  The presentation will be archived and remain available on www.wnr.com until February 28, 2012.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Forward Looking Statement
The presentation referenced in this release contains forward-looking statements which are protected as forward looking statements under the Private Litigation Securities Reform Act of 1995.  The forward-looking statements contained herein include statements about future: crude oil slates and capacities at our refineries; refining, benchmark, gross and operating margins; gasoline and distillate crack spreads; discounts of WTI priced crude oil to Brent priced crude oil; advantages to refineries running WTI based crude oil; ability to construct logistics assets in Bone Spring / Avalon to facilitate pipeline transport of crude oil to our El Paso refinery successfully, or at all; the cost, completion date, IRR achieved or the amount of crude oil gathering rates from such projects; our ability to process Bone Spring / Avalon crude at our El Paso refinery; profitability of crack spread hedging and the gains or losses associated therewith; ability to market finished product in the Mid-Atlantic region; continued Wholesale customer relationships; ability of our Retail group to continue to sell most of our Gallup refinery’s gasoline production, merchandise sales growth and future growth of the Retail group with minimal capex; ability to pay dividends on a quarterly basis; ability to capitalize on Permian Basin crude/logistics opportunities; future operational crude processing or yield improvements at our Gallup refinery; acquisition of additional refining or other assets; our ability to recognize strategic alternatives for logistics assets; future addition of retail assets; ability to achieve operating expense / SG&A initiatives; inventory target levels; future reduction in working capital; ability to utilize free cash flow to delever or to maximize liquidity; ability to achieve a BB credit rating in mid-cycle margin environment, or at all; and continued reliable, safe, optimized and predictable refining operations.  These statements are subject to the general risks inherent in our business.  Our expectations may or may not be realized.  Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows.  Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the

Securities and Exchange Commission to which you are referred.  The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.